UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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☐    Definitive Proxy Statement

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☐    Soliciting Material under §240.14a-12

LivaNova PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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LivaNova PLC

SUPPLEMENT TO
DEFINITIVE PROXY STATEMENT AND
NOTICE OF 2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS

for the 2022 Annual General Meeting of Shareholders to be held on
Monday, June 13, 2022

This proxy statement supplement, dated May 20, 2022 (this “Supplement”), supplements, updates and amends the definitive proxy statement of LivaNova PLC (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2022 (the “Proxy Statement”), which was distributed in connection with the Company’s 2022 Annual General Meeting of Shareholders to be held on June 13, 2022 (the “AGM”). All terms used in this Supplement and not otherwise defined herein have the same meanings given to them in the Proxy Statement.

Shareholders have the ability to access the Proxy Statement and related documents on the website referred to in the Notice Card the Company sent on April 29, 2022 regarding the availability of proxy materials or may request to receive a paper copy of the Proxy Statement and related documents free of charge by following the instructions in the Notice Card.

Supplement to Proposal No. 4 Approval of the LivaNova PLC 2022 Incentive Award Plan and the French sub-plan thereof

This Supplement is being filed to provide additional information regarding the Company’s share utilization under its existing equity plans.

Key considerations for determining the total number of ordinary shares available for awards under the 2022 Plan

Starting from March 31, 2022, no awards of any kind were granted, and the Company will not grant an award of any kind under any of its existing equity plans (other than up to 50,000 shares under the 2015 Plan, as described below) unless the 2022 Plan is not approved by shareholders.

Simultaneously with the coming into force of the 2022 Plan, and subject to shareholder approval of the 2022 Plan at the AGM, the Board has approved:

a.an amendment to the 2015 Plan to limit the number of shares which may be issued or transferred pursuant to awards granted on or after the AGM to 50,000, and to limit, as of the AGM, the persons who qualify as eligible individuals under the 2015 Plan to non-employee directors; and
b.the termination of all other equity plans maintained by the Company, including legacy plans of Sorin and Cyberonics, provided that any outstanding awards will continue to remain in full force and effect.

Accordingly, in determining the total number of our ordinary shares available for awards under the 2022 Plan, the Board considered the following principal factors:

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• Number of Shares Available for Grant under Existing Plans: As of March 31, 2022, 2,299,766 shares remained available for issuance under the 2015 Plan and 2,150,106 shares remained available for issuance under the legacy plans of Sorin and Cyberonics.

• Number of Outstanding Awards Under Existing Plans: As of March 31, 2022, there were 3,117,664 outstanding stock options and stock appreciation rights, which had a weighted average exercise price of $68.8963 and a weighted average remaining contractual life of 7.41 years, and there were 787,263 RSU and 330,534 PSU awards outstanding.

Important Information

This Supplement should be read in conjunction with the Company’s Proxy Statement. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement controls. This Supplement does not change or update any of the other information contained in the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to pages 74-75 of the Proxy Statement for instructions on how to do so.

The date of this Supplement is May 20, 2022.

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